Exhibit 23



                AMOCO EMPLOYEE SAVINGS PLAN


             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-26145 of the Amoco
Employee Savings Plan of our report dated June 15, 1998 appearing in this Form 11-K.







PRICE WATERHOUSE LLP

Chicago, Illinois
June 15, 1998
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